UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2016 (August 1, 2016)

____________________

Inspyr Therapeutics, Inc

(Exact name of registrant as specified in Charter)

Delaware	0001421204	20-0438951
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2511 N Loop 1604 W, Suite 204

San Antonio, TX 78258

(Address of Principal Executive Offices)

210-479-8112

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 1, 2016, GenSpera, Inc. (“Company”), pursuant to a certificate of amendment to the Company’s amended and restated certificate of incorporation (“Certificate of Amendment”) filed with the Secretary of State of the State of Delaware, changed the Company’s corporate name from GenSpera, Inc. to Inspyr Therapeutics, Inc. The name change was made pursuant to Section 242 of the Delaware General Corporation Law (“DGCL”). Under the DGCL, the Certificate of Amendment did not require shareholder approval to effect the name change. A copy of the Certificate of Amendment as filed, is attached as Exhibit 3.01 hereto and incorporated by reference.

The name change does not affect the rights of the Company’s security holders. There were no other changes to the Company’s certificate of incorporation in connection with the name change.

Effective August 1, 2016, the Company’s common stock, which trades on the OTCQB tier of the OTC Markets Group, Inc. ceased trading under the ticker symbol “GNSZ” and will commence trading under the new ticker symbol “NSPX” on August 2, 2016. Along with the ticker change, the Company’s common stock has also been assigned a new CUSIP number of 45782A106. Outstanding stock certificates for shares of the Company are not affected by the name change and will continue to be valid and need not be exchanged.

On August 1, 2016, the Company announced the name and ticker symbol change via a press release. A copy of the press release is attached hereto as Exhibit 99.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.01	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
99.01	Press Release dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2016

Inspyr Therapeutics, Inc

By:	/s/ Russell Richerson
Russell Richerson Chief Operating Officer and Interim Chief Executive and Accounting Officer

INDEX OF EXHIBITS

Exhibit No.	Description
3.01	Certificate of Amendment to the Amended and Restated Certificate of Incorporation
99.01	Press Release dated August 1, 2016